Investor Relations Contact
Sandra Buschau
Tel: (604) 684-4691
E-mail: sandy@ipm.bc.ca

Trading Symbol:
ITAC: OTCBB, Frankfurt-Neuer Markt

FOR IMMEDIATE RELEASE

INTACTA Technologies Announces Strategic Partnership
with Transcend Services, Inc.

Transcend's VoicePrint™ Débuts at AHIMA 2001 National Convention

Atlanta, GA, October 16, 2001: INTACTA Technologies, Inc. (OTCBB and Frankfurt-Neuer Markt:ITAC) announced today it and Transcend Services, Inc (NASDAQ:TRCR) evaluate new service to the medical transcription market. Pending the successful evaluation, Transcend's VoicePrint™ service will utilize INTACTA's INTACTA.CODE™ technology to capture, compress, encrypt, and then print a physician's actual voice dictation directly on paper transcription records and reports.

"Transcend Services is very excited about this relationship with INTACTA. The collaboration between the two companies will provide Transcend customers with the capability to store dictated voice as a secure printable image," said Carl Hawkins, Transcend Vice President and Chief Technology Officer. "It clearly differentiates us from our competitors, by providing the ability to store voice as a secure encrypted HIPAA compliant scannable image." he added.

VoicePrint will allow a customer to identify by dictator, work type or customer location any dictation for which VoicePrint is requested. Identified dictation will then be converted to an INTACTA.CODE image and delivered via the customer's predetermined distribution path as an addendum to the transcribed document. The customer can store the documents in their Computerized Patient Record System or print them to be placed in a patient file. The INTACTA image of the original dictation can later be scanned and replayed as needed by authorized individuals who have the user id and password specific to that document. This allows a hospital, clinic or private practice physician to retain all of their original dictation as a secure HIPAA compliant permanent record that can only be reviewed by an authorized user.

"INTACTA has made a strong commitment to the healthcare industry with the recent release of its Express™ and Bridgeway™ Healthcare Edition products," said Noel Bambrough, INTACTA President and CEO. "We are pleased to have found a partner and a unique application in the transcription side of the healthcare market, and are exploring how to join our existing products and Transcend's services into a complete offering."

Transcend plans to utilize INTACTA's products to address HIPAA compliance issues that will soon stop the faxing of transcribed documents containing information protected by patient privacy rules, (these faxes can include voice if so desired). "We will include these delivery offerings as part of our standard distribution scheme" said Hawkins.

Both Transcend and INTACTA will be demonstrating VoicePrint October 15th - 18th during the AHIMA 2001 Conference located at the Miami Beach Convention Center in booth #825.

Intacta Technologies Inc
News Release
October 16, 2001

About INTACTA Technologies Inc.
 INTACTA (OTCBB:ITAC) Atlanta based technology company that has built a patented solution for fax and email workflow in the healthcare market. INTACTA Express and Bridgeway Healthcare Editions utilize compression, encryption, and error correction and encoding engines, to make the transfer of patient information and other related healthcare information easy to integrate into office processes, simple to use and comply with Healthcare Organization's HIPAA Compliance Programs.

About INTACTA.CODE
www.intacta.com. INTACTA.CODE is not another version of encryption. It is a unique process that provides the security of encryption with a host of other functions. INTACTA.CODE is a COM-based component that compresses and encrypts any data - such as applications, images, database records, and documents - into a graphic form representing the binary information. Any ODBC compliant database can store and query INTACTA.CODE, which can be sent electronically over an intranet, the Internet, or wirelessly to mobile devices. It can also be printed and faxed allowing secure transmission of sensitive data on printed material.

About Transcend Services, Inc.
 Transcend Services provides medical transcription services, and coding abstraction software to the healthcare industry. Powered by its web-based voice and data distribution technology, the Company's home-based medical transcription professionals document patient care by converting physician's voice recordings into electronic medical record documents. The Company's subsidiary, Cascade Health Information Software, Inc., provides state-of-the-art software for the coding and abstracting of patient medical records.

Forward-looking statements
 This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.

Company Contact:
Noel Bambrough
Intacta Technologies Inc.
404-880-9919
nbambrough@intacta.com

All product names mentioned are trademarks or registered trademarks of their respective holders and are used for identification purpose only.

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